Exhibit 99.1

SRM Launches New Retail Website for SipWithMe Brand

JUPITER, FL / December 20, 2023 – SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company” or “SRM”) a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues, today announced the launch of their SipWithMeCup.com retail website. The website provides an enhanced user experience while it highlights the Company’s in-house marketing team capabilities with new photos and product illustrations. The team captures the functionality and benefits of many of the favorite SipWithMe cups featuring Smurfs & Zoonicorn franchise characters alongside SRM’s proprietary, loveable Trend Animal collection.

The new retail website (SipWithMeCup.com) provides an enhanced user experience and has been designed with a fresh, user-friendly look and feel. The site promotes SRM’s products which builds on the Company’s Sip with Me marketing campaign which includes a social media advertising campaign. Sip with Me cups are also sold at Amazon, theme parks, restaurants & other retailers throughout the world.

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops, and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, SRM recently launched its retail product line which includes its patented SMURFS Sip with Me® cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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